UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2023

Quantum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13449	94-2665054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 550
San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

(408) 944-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	QMCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Waiver to Term Loan Credit Agreement

On November 10, 2023, Quantum Corporation (the “Company”) entered into a waiver (the “Term Loan Waiver”) to the Term Loan Credit and Security Agreement, dated as of August 5, 2021 (as the same has been and may be further amended, modified, supplemented, renewed, restated or replaced from time to time, the “Term Loan Credit Agreement”), among the Company, Quantum LTO Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Quantum LTO”), the other borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto, and Blue Torch Finance LLC, as disbursing agent and collateral agent for such lenders.

The Term Loan Waiver, among other things, waives certain terms of the Term Loan Credit Agreement, including without limitation, to waive the requirement that the financial statements of the Company and its subsidiaries for the fiscal quarter ended September 30, 2023, and for the fiscal months ended September 30, 2023, October 31, 2023 and November 30, 2023, be prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

The foregoing description of the Term Loan Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Waiver, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Waiver to Amended and Restated Revolving Credit Agreement

On November 13, 2023, the Company entered into a waiver (the “Revolver Waiver”) to the Amended and Restated Revolving Credit and Security Agreement, dated as of December 27, 2018 (as the same has been and may further be amended, modified, supplemented, renewed, restated or replaced from time to time, the “Revolving Credit Agreement”), among the Company, Quantum LTO, the other borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto, and PNC Bank, National Association, as administrative agent and collateral agent for such lenders.

The Revolver Waiver, among other things, waives certain terms of the Revolving Credit Agreement, including without limitation, to waive the requirement that the financial statements of the Company and its subsidiaries for the fiscal quarter ended September 30, 2023, and for the fiscal months ended September 30, 2023, October 31, 2023 and November 30, 2023, be prepared in accordance with GAAP.

The foregoing description of the Revolver Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolver Waiver, a copy of which is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 2.02	Results of Financial Operations and Financial Condition.

On November 13, 2023, the Company issued a press release regarding notification of late filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and certain information regarding the Company’s liquidity and debt as of September 30, 2023. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1 hereto, shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the “Exchange Act”), whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. Furthermore, the information in this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Waiver to Term Loan Credit and Security Agreement, dated as of November 10, 2023, between the Company, Quantum LTO Holdings, LLC, the lenders party thereto, and Blue Torch Finance LLC, as disbursing and collateral agent.

10.2	Waiver to Amended and Restated Revolving Credit and Security Agreement, dated as of November 13, 2023, between the Company, Quantum LTO Holdings, LLC, the lenders party thereto, and PNC Bank, National Association, as administrative agent.

99.1	Press release dated November 13, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2023	QUANTUM CORPORATION

	By:	/s/ Brian E. Cabrera
	Name:	Brian E. Cabrera
	Title:	Senior Vice President, Chief Administrative Officer, and Corporate Secretary